FOR IMMEDIATE RELEASE

February 20, 2015

For more information contact:

Scott Estes (419) 247-2800

Health Care REIT, Inc. Reports 8% Annual Increase in

Normalized FFO to a Record $4.13 Per Diluted Share

Completes $3.7 Billion of 2014 Investments

2014 Same Store NOI Increases an Average 4.2%, Led by 7.3% Growth in Seniors Housing Operating Portfolio

Toledo, Ohio, February 20, 2015…..Health Care REIT, Inc. (NYSE:HCN) today announced operating results for the company’s fourth quarter ended December 31, 2014.

“Calendar 2014 was a resounding success for our organization, shareholders, and portfolio performance,” said Tom DeRosa, CEO of HCN.  “We were among the best performing REITs in the S&P 500, generating a 48.5% total-return.  Our existing portfolio delivered the consistent, resilient growth that has become our hallmark, with same store cash NOI growth of 4.2% including phenomenal 7.3% growth in our seniors housing operating portfolio. We completed $3.7 billion of new investments and disposed of over $900 million of non-strategic assets. In successfully raising over $3 billion in capital, we enhanced our credit metrics and liquidity position entering 2015. This outstanding performance underscores the strength of our differentiated model, which fosters connectivity across our healthcare industry partners, yields a consistent investment pipeline, and delivers superior growth and returns for our shareholders.”

Earnings Results  The company completed a record year of earnings with normalized FFO and FAD per share of $4.13 and $3.66, respectively, representing 8% and 9% increases from 2013. For the quarter, the company generated normalized FFO and FAD per share of $1.03 and $0.91, respectively, representing 4% and 6% increases from the fourth quarter of 2013.  Fourth quarter earnings results are primarily attributable to $1.8 billion of high quality gross investments and strong operations as evidenced by 3.5% same store NOI growth, led by 5.7% for the seniors housing operating portfolio.

Dividend Growth   As previously announced, the Board of Directors declared a cash dividend for the quarter ended December 31, 2014 of $0.825 per share, as compared to $0.795 per share for the same period in 2013, representing a 4% increase.  On February 20, 2015, the company will pay its 175th consecutive quarterly cash dividend.  The declaration and payment of quarterly dividends remains subject to review by and approval of the Board of Directors.

Fourth Quarter Investment Activity   The company completed $1.8 billion of gross investments for the quarter including $1.5 billion in acquisitions/JVs, $89 million in development funding, $170 million in loans and $4 million in capital improvements. Of the total, $950 million relates to the previously disclosed HealthLease/Mainstreet transactions. The $1.5 billion acquisitions/JVs have a blended yield of 6.9% and are consistent with the company’s strategic focus on high-quality properties. Excluding HealthLease/Mainstreet, the remaining acquisitions were all with existing relationships and include 18 seniors housing triple-net properties, eight medical office buildings, four seniors housing operating properties and one long-term/post-acute property. The $89 million in development funding is expected to yield 7.8% upon completion and the $170 million of loans were made at a blended rate of 9.4%. In addition to the new investment activity during the quarter, the company placed into service four development properties and two property expansions totaling $78 million with a blended yield of 7.9%.

Outlook for 2015  The company is introducing its 2015 guidance and expects to report net income attributable to common stockholders in a range of $1.70 to $1.80 per diluted share; FFO in a range of $4.25 to $4.35 per diluted share, representing a 3%-5% increase; and FAD in a range of $3.83 to $3.93 per diluted share, representing a 5%-7% increase. In preparing its guidance, the company made the following assumptions:

•         Same Store Cash NOI:  The company expects blended same store cash NOI growth of approximately 3.0%-3.5% in 2015.

•         Investments: 2015 earnings guidance does not include any 2015 acquisitions beyond what it has announced. In August 2014, the company entered into a partnership with Mainstreet Property Group to acquire 17 state-of-the-art Next Generation communities for approximately $369 million, representing a 7.5% initial cash yield, beginning in

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4Q14 through 1Q16.  The company anticipates completing approximately $250 million of gross investments associated with the Mainstreet partnership in 2015.

•         Dispositions: The company anticipates approximately $400 million of dispositions in the first half of 2015 at an average yield on sale of approximately 10%.

•         Development: The company anticipates funding additional development of $172 million in 2015 relating to projects underway on December 31, 2014.  The company expects development conversions of approximately $196 million in 2015. These investments are currently expected to generate initial yields of approximately 8.4% upon conversion.

•         Cap-ex, Tenant Improvements, Lease Commissions:  The company estimates cap-ex, tenant improvements and lease commissions of approximately $63 million in 2015, comprised of $40 million in our seniors housing operating portfolio and $23 million in our medical facilities portfolio.

The company’s guidance does not include any additional 2015 investments beyond what it has announced, nor any transaction costs, capital transactions, impairments, unanticipated additions to the loan loss reserve or other additional one-time items, including any additional cash payments other than normal monthly rental payments.  Please see the exhibits for a reconciliation of the outlook for net income available to common stockholders to FFO and FAD.  The company will provide additional detail regarding its 2015 outlook and assumptions on the fourth quarter 2014 conference call.

Conference Call Information  The company has scheduled a conference call on Friday, February 20, 2015 at 10:00 a.m. Eastern Time to discuss its fourth quarter 2014 results, industry trends, portfolio performance and outlook for 2015. Telephone access will be available by dialing 888-346-2469 or 706-758-4923 (international).  For those unable to listen to the call live, a taped rebroadcast will be available beginning two hours after completion of the call through March 6, 2015. To access the rebroadcast, dial 855-859-2056 or 404-537-3406 (international).  The conference ID number is 67045391. To participate in the webcast, log on to www.hcreit.com 15 minutes before the call to download the necessary software.  Replays will be available for 90 days.

Supplemental Reporting Measures  The company believes that net income attributable to common stockholders (NICS), as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers funds from operations (FFO) and funds available for distribution (FAD) to be useful supplemental measures of its operating performance. Historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time as evidenced by the provision for depreciation. However, since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient. In response, the National Association of Real Estate Investment Trusts (NAREIT) created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation from net income. FFO, as defined by NAREIT, means net income attributable to common stockholders, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate and impairments of depreciable assets, plus real estate depreciation and amortization, and after adjustments for unconsolidated entities and noncontrolling interests.   Normalized FFO represents FFO adjusted for certain items detailed in Exhibit 1.  FAD represents FFO excluding net straight-line rental adjustments, amortization related to above/below market leases and amortization of non-cash interest expenses and less cash used to fund capital expenditures, tenant improvements and lease commissions.  Normalized FAD represents FAD excluding prepaid/straight-line rent cash receipts and adjusted for certain items detailed in Exhibit 1.  The company believes that normalized FFO and normalized FAD are useful supplemental measures of operating performance because investors and equity analysts may use these measures to compare the operating performance of the company between periods or as compared to other REITs or other companies on a consistent basis without having to account for differences caused by unanticipated and/or incalculable items.  The company’s supplemental reporting measures and similarly entitled financial measures are widely used by investors and equity analysts in the valuation, comparison and investment recommendations of companies.  The company’s management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions.  Additionally, they are utilized by the Board of Directors to evaluate management.  The supplemental reporting measures do not represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity.  Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies.  Please see the exhibits for reconciliations of supplemental reporting measures and the supplemental information package for the quarter ended December 31, 2014, which is available on the company’s website (www.hcreit.com), for information and reconciliations of additional supplemental reporting measures.

About Health Care REIT, Inc.  HCN, an S&P 500 company with headquarters in Toledo, Ohio, is a real estate investment

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trust that invests across the full spectrum of seniors housing and health care real estate.  The company also provides an extensive array of property management and development services.  As of December 31, 2014, the company’s broadly diversified portfolio consisted of 1,328 properties in 46 states, the United Kingdom, and Canada.  More information is available on the company’s website at www.hcreit.com.

Forward-Looking Statements and Risk Factors  This document contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When the company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. In particular, these forward-looking statements include, but are not limited to, those relating to the company’s opportunities to acquire, develop or sell properties; the company’s ability to close its anticipated acquisitions, investments or dispositions on currently anticipated terms, or within currently anticipated timeframes; the expected performance of the company’s operators/tenants and properties; the company’s expected occupancy rates; the company’s ability to declare and to make distributions to shareholders; the company’s investment and financing opportunities and plans; the company’s continued qualification as a real estate investment trust (“REIT”); the company’s ability to access capital markets or other sources of funds; and the company’s ability to meet its earnings guidance. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the company’s actual results to differ materially from the company’s expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care, seniors housing and life science industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company’s ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters and other acts of God affecting the company’s properties; the company’s ability to re-lease space at similar rates as vacancies occur; the company’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting the company’s properties; changes in rules or practices governing the company’s financial reporting; the movement of U.S. and foreign currency exchange rates; the company’s ability to maintain its qualification as a REIT; key management personnel recruitment and retention; and other risks described in the company’s reports filed from time to time with the Securities and Exchange Commission. Finally, the company undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.

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HEALTH CARE REIT, INC.

Financial Exhibits

Consolidated Balance Sheets (unaudited)
(in thousands)
	December 31,
	2014	2013
Assets
Real estate investments:
Land and land improvements	$2,046,541	$1,878,877
Buildings and improvements	21,799,313	20,625,515
Acquired lease intangibles	1,135,936	1,070,754
Real property held for sale, net of accumulated depreciation	323,818	18,502
Construction in progress	186,327	141,085
	25,491,935	23,734,733
Less accumulated depreciation and intangible amortization	(3,020,908)	(2,386,658)
Net real property owned	22,471,027	21,348,075
Real estate loans receivable(1)	380,169	332,146
Net real estate investments	22,851,196	21,680,221
Other assets:
Investments in unconsolidated entities	744,151	479,629
Goodwill	68,321	68,321
Deferred loan expenses	69,282	70,875
Cash and cash equivalents	473,726	158,780
Restricted cash	79,697	72,821
Receivables and other assets(2)	727,923	553,310
	2,163,100	1,403,736
Total assets	$25,014,296	$23,083,957

Liabilities and equity
Liabilities:
Borrowings under primary unsecured credit facility	$-	$130,000
Senior unsecured notes	7,766,251	7,379,308
Secured debt	2,977,713	3,058,248
Capital lease obligations	84,049	84,458
Accrued expenses and other liabilities	626,825	640,573
Total liabilities	11,454,838	11,292,587
Redeemable noncontrolling interests	86,409	35,039
Equity:
Preferred stock	1,006,250	1,017,361
Common stock	328,835	289,461
Capital in excess of par value	14,740,712	12,418,520
Treasury stock	(35,241)	(21,263)
Cumulative net income	2,842,022	2,329,869
Cumulative dividends	(5,635,923)	(4,600,854)
Accumulated other comprehensive income	(77,009)	(24,531)
Other equity	5,507	6,020
Total Health Care REIT, Inc. stockholders’ equity	13,175,153	11,414,583
Noncontrolling interests	297,896	341,748
Total equity	13,473,049	11,756,331
Total liabilities and equity	$25,014,296	$23,083,957

(1) Includes non-accrual loan balances of $21,000,000 and $500,000 at December 31, 2014 and 2013, respectively.
(2) Includes net straight-line receivable balances of $279,806,000 and $200,436,000 at December 31, 2014 and 2013, respectively.

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Consolidated Statements of Income (unaudited)
(in thousands, except per share data)
		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2014	2013	2014	2013
	Revenues:
	Rental income	$367,316	$327,497	$1,405,767	$1,227,589
	Resident fees and service	485,921	451,844	1,892,237	1,616,290
	Interest income	10,796	8,338	37,667	32,663
	Other income	3,736	898	7,875	4,066
	Gross revenues	867,769	788,577	3,343,546	2,880,608

	Expenses:
	Interest expense	120,707	124,223	481,039	458,360
	Property operating expenses	363,016	334,111	1,403,358	1,206,813
	Depreciation and amortization	195,393	242,023	844,130	865,800
	General and administrative expenses	27,616	28,519	142,943	108,318
	Transaction costs	47,991	15,693	69,538	133,401
	Loss (gain) on derivatives, net	(1,895)	6	(1,495)	4,470
	Loss (gain) on extinguishment of debt, net	6,484	3,467	9,558	(909)
	Provision for loan losses	-	2,110	-	2,110
	Other expenses	-	-	10,262	-
	Total expenses	759,312	750,152	2,959,333	2,778,363

	Income (loss) from continuing operations before income taxes
	and income from unconsolidated entities	108,457	38,425	384,213	102,245
	Income tax (expense) benefit	(5,101)	(435)	1,267	(7,491)
	Income (loss) from unconsolidated entities	(7,721)	(4,659)	(27,426)	(8,187)
	Income (loss) from continuing operations	95,635	33,331	358,054	86,567

	Discontinued operations:
	Gain (loss) on sales of discontinued properties, net	-	(8,064)	6,411	49,138
	Income (loss) from discontinued operations, net	-	429	724	2,575
		-	(7,635)	7,135	51,713
	Gain (loss) on real estate dispositions, net	110,839	-	147,111	-
	Net income (loss)	206,474	25,696	512,300	138,280
Less:	Preferred dividends	16,352	16,531	65,408	66,336
	Net income (loss) attributable to noncontrolling interests	1,486	(2,308)	147	(6,770)
	Net income (loss) attributable to common stockholders	$188,636	$11,473	$446,745	$78,714

	Average number of common shares outstanding:
	Basic	327,492	288,133	306,272	276,929
	Diluted	329,130	289,677	307,747	278,761

	Net income (loss) attributable to common stockholders per share:
	Basic	$0.58	$0.04	$1.46	$0.28
	Diluted	$0.57	$0.04	$1.45	$0.28

	Common dividends per share	$0.795	$0.765	$3.18	$3.06

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Normalizing Items				Exhibit 1
(in thousands, except per share data)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Transaction costs	$47,991 (1)	$15,693	$69,538	$133,401
Loss (gain) on derivatives, net	(1,895)(2)	6	(1,495)	4,470
Loss (gain) on extinguishment of debt, net	6,484 (3)	3,467	9,558	(909)
Provision for loan losses	-	2,110	-	2,110
CEO transition costs	-	-	19,688	-
Nonrecurring income tax benefits	-	-	(17,426)	-
Other expenses	-	-	10,262	-
Normalizing items attributable to noncontrolling interests and unconsolidated entities, net	566 (4)	(127)	5,661	(1,985)
Total	$53,146	$21,149	$95,786	$137,087

Average diluted common shares outstanding	329,130	289,677	307,747	278,761
Net amount per diluted share	$0.16	$0.07	$0.31	$0.49

Notes:	(1) Primarily costs incurred with seniors housing transactions.
	(2) Related to settlement of currency hedges on foreign investments.
	(3) Primarily related to discharge of senior notes due 2015.
	(4) Primarily related to costs incurred with unconsolidated seniors housing transactions.

Funds Available for Distribution Reconciliation				Exhibit 2
(in thousands, except per share data)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net income (loss) attributable to common stockholders	$188,636	$11,473	$446,745	$78,714
Depreciation and amortization(1)	195,393	243,380	844,130	873,960
Losses/impairments (gains) on properties, net	(110,839)	8,064	(153,522)	(49,138)
Noncontrolling interests(2)	(6,936)	(9,267)	(32,978)	(32,031)
Unconsolidated entities(3)	18,420	9,659	68,718	43,422
Gross straight-line rental income	(24,439)	(15,836)	(88,073)	(58,880)
Prepaid/straight-line rent receipts	3,382	1,278	6,264	6,229
Amortization related to above (below) market leases, net	236	54	739	217
Non-cash interest expense	(100)	363	2,427	4,142
Cap-ex, tenant improvements, lease commissions	(15,178)	(19,568)	(59,134)	(60,984)
Funds available for distribution	248,575	229,600	1,035,316	805,651
Normalizing items, net(4)	53,146	21,149	95,786	137,087
Prepaid/straight-line rent receipts	(3,382)	(1,278)	(6,264)	(6,229)
Funds available for distribution - normalized	$298,339	$249,471	$1,124,838	$936,509

Average diluted common shares outstanding	329,130	289,677	307,747	278,761

Per share data:
Net income (loss) attributable to common stockholders	$0.57	$0.04	$1.45	$0.28
Funds available for distribution	$0.76	$0.79	$3.36	$2.89
Funds available for distribution - normalized	$0.91	$0.86	$3.66	$3.36

Normalized FAD Payout Ratio:
Dividends per common share	$0.795	$0.765	$3.18	$3.06
FAD per diluted share - normalized	$0.91	$0.86	$3.66	$3.36
Normalized FAD payout ratio	87%	89%	87%	91%

Notes:	(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.
	(2) Represents noncontrolling interests' share of net FAD adjustments.
	(3) Represents HCN's share of net FAD adjustments from unconsolidated entities.
	(4) See Exhibit 1.

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Funds From Operations Reconciliation				Exhibit 3
(in thousands, except per share data)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net income (loss) attributable to common stockholders	$188,636	$11,473	$446,745	$78,714
Depreciation and amortization(1)	195,393	243,380	844,130	873,960
Losses/impairments (gains) on properties, net	(110,839)	8,064	(153,522)	(49,138)
Noncontrolling interests(2)	(8,234)	(10,362)	(37,852)	(36,304)
Unconsolidated entities(3)	19,560	12,522	74,580	57,652
Funds from operations - NAREIT	284,516	265,077	1,174,081	924,884
Normalizing items, net(4)	53,146	21,149	95,786	137,087
Funds from operations - normalized	$337,662	$286,226	$1,269,867	$1,061,971

Average diluted common shares outstanding	329,130	289,677	307,747	278,761

Per share data:
Net income (loss) attributable to common stockholders	$0.57	$0.04	$1.45	$0.28
Funds from operations - NAREIT	$0.86	$0.92	$3.82	$3.32
Funds from operations - normalized	$1.03	$0.99	$4.13	$3.81

Normalized FFO Payout Ratio:
Dividends per common share	$0.795	$0.765	$3.18	$3.06
FFO per diluted share - normalized	$1.03	$0.99	$4.13	$3.81
Normalized FFO payout ratio	77%	77%	77%	80%

Notes:	(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.
	(2) Represents noncontrolling interests' share of net FFO adjustments.
	(3) Represents HCN's share of net FFO adjustments from unconsolidated entities.
	(4) See Exhibit 1.

Outlook Reconciliations: Year Ended December 31, 2015	Exhibit 4
(dollars per fully diluted share)
	Current Outlook
	Low	High
FFO Reconciliation:
Net income attributable to common stockholders	$1.70	$1.80
Depreciation and amortization(1)	2.55	2.55
Funds from operations - NAREIT	$4.25	$4.35

FAD Reconciliation:
Net income attributable to common stockholders	$1.70	$1.80
Depreciation and amortization(1)	2.55	2.55
Net straight-line rent and above/below amortization(1)	(0.23)	(0.23)
Cap-ex, tenant improvements, lease commissions(1)	(0.19)	(0.19)
Funds available for distribution	$3.83	$3.93

Notes:	(1) Amounts presented net of noncontrolling interests' share and HCN's share of unconsolidated entities.